UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, effective December 9, 2008 and amended March 3, 2009, Sendio s.r.o (“Sendio”), a wholly owned subsidiary of Vu1 Corporation (“Vu1”) entered into a purchase agreement (the “Purchase Agreement”) with Milan Gottwald (“Gottwald”), an individual, for certain land and buildings (principally office and manufacturing facilities) located in the city of Olomouc in the Czech Republic that Sendio rented from Gottwald pursuant to a lease agreement entered into on May 28, 2008 and which terminated by its terms on June 30, 2009.  The scheduled closing date for ownership transfer of the Premises was July 1, 2009.

Sendio paid the CZK 1,000,000 escrow payment specified by the amendment on March 10, 2009, but has not made the remaining CZK 15,500,000 escrow payments due May 16, 2009 or the remaining purchase price of CZK 153,130,000 due on June 30, 2009 and has been in ongoing negotiations with Gottwald to amend the Purchase Agreement and the lease agreement.

On June 30, 2009 Sendio and Gottwald agreed to a one month extension of the lease pursuant to these ongoing negotiations and Sendio agreed to pay CZK 722,556 for rent for the month of July, 2009 and CZK 645,834 for an escrow payment.  Although these negotiations are continuing, there can be no assurances that these negotiations will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: July 8, 2009	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer